Document Number	44TH SUPPLEMENTAL INDENTURE

Recording Area
Name and Return Address Wisconsin Public Service Corporation Attention: Real Estate Department P.O. Box 19001 Green Bay, Wisconsin 54307-9001
See Schedule A hereto
Parcel Identification Number (PIN)

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, (a) secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and (b) are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

44TH SUPPLEMENTAL INDENTURE

* * *

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION

(successor to Firstar Bank, National Association,
successor to Firstar Trust Company,
formerly known as First Wisconsin Trust Company),

AS TRUSTEE

* * *

DATED AS OF November 1, 2013

* * *

SUPPLEMENTAL
to
First Mortgage and Deed of Trust
dated as of January 1, 1941,
as supplemented, amended and modified

* * *

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, (a) secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and (b) are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

WISCONSIN PUBLIC SERVICE CORPORATION
44TH SUPPLEMENTAL INDENTURE

Dated as of November 1, 2013

TABLE OF CONTENTS
____________

PAGE
Parties................................................................................................................................................	1
Recitals..............................................................................................................................................	1
Form of Bond of Collateral Series J..................................................................................................	4
Form of Trustee’s Certificate.............................................................................................................	5
Form of Prepayment Record..............................................................................................................	8
Further Recitals..................................................................................................................................	8

ARTICLE I
FORM OF EXECUTION OF BONDS OF NEW SERIES
Sec. 1.01 Terms of bonds of new series..........................................................................................	9
Sec. 1.02 Limitation of new series to $450,000,000 subject to right of Company to reopen such series for issuances of additional bonds...............................................................................................................................	9
Sec. 1.03 Optional redemption of bonds of new series by Company.............................................	9
Sec. 1.04 Notice of, and selection of bonds of new series for, redemption.....................................................................................................................	10
Sec. 1.05 Redemption in event of default under section 6.01 of the Senior Indenture..............................................................................................................	11
Sec. 1.06 Partial redemption and payments of redemption price without presentation of bonds and new series................................................................	11
Sec. 1.07 Company not obligated to make any transfer of bonds of new series for fifteen days before any interest payment date........................................	12
Sec. 1.08 Charges for transfer of bonds of new series...................................................................	12
Sec. 1.09 Bonds of new series may be signed by facsimile signatures of Company officers......................................................................................................	12
Sec. 1.10 Payment dates falling on Saturday, Sunday or legal holiday..........................................	12
Sec. 1.11 Bonds of new series redeemed or paid not reissuable, but may be basis for issuance of bonds of different series, credits or cash withdrawals............................................................................................	12
Sec. 1.12 Company right to reopen new series and provisions applicable thereto...........................................................................................................	12

i

ARTICLE II

Sec. 2.01 Granting clauses and habendum.....................................................................................	14

ARTICLE III
PARTICULAR COVENANTS OF THE COMPANY

Sec. 3.01 Duly authorized by law to execute and deliver Supplemental Indenture and issue bonds........................................................................	16
Sec. 3.02 Covenant of lawful possession, right to mortgage property and to maintain lien of Indenture....................................................................................	16
Sec. 3.03 Payment of principal and interest....................................................................................	16
Sec. 3.04 Nonliability of Trustee....................................................................................................	16

ARTICLE IV
UNIFORM COMMERCIAL CODE AND ADDITIONAL STATE LAW MATTERS

Sec. 4.01 Representations and warranties.......................................................................................	17
Sec. 4.02 Supplemental Indenture to be effective as a fixture filing..............................................	17
Sec. 4.03 Uniform Commercial Code transmitting utility..............................................................	18
Sec. 4.04 Acknowledgement of receipt by Company.....................................................................	18
Sec. 4.05 Notice of amount secured by mortgage..........................................................................	18
Sec. 4.06 Maturity dates of Bonds..................................................................................................	18
Sec. 4.07 Iowa transmitting utility..................................................................................................	18
Sec. 4.08 Supplemental Indenture and Indenture are construction mortages.........................................................................................................................	18
Sec. 4.09 Constructive notice of the lien and security interest.......................................................	19
Sec. 4.10 Additional Michigan representation and warranty........................................................	19

ARTICLE IV
MISCELLANEOUS

Sec. 5.01 Recitals not made by Trustee. No representations made by Trustee. Trust accepted subject to terms and conditions of Indenture.........................................................................................................................	20
Sec. 5.02 Supplemental Indenture to be construed as part of Indenture.........................................	20
Sec. 5.03(a) References to either party to Supplemental Indenture includes successors or assigns.......................................................................................	20
(b) Table of contents and descriptive headings of articles not to affect meaning...............................................................................................................	20
Sec. 5.04(a) Trust Indenture Act requirements control......................................................................	20
(b) Severability of Supplemental Indenture provisions and bond provisions......................................................................................................................	20
Sec. 5.05 Provisions for execution in counterparts.........................................................................	20
Sec. 5.06 Supplemental Indenture effective on execution and delivery.........................................	21

ii

44th Supplemental Indenture, made as of the 1st day of November, 2013 by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay, in the County of Brown, in the State of Wisconsin (hereinafter sometimes called the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its Corporate Trust Services Office in the City of Milwaukee, in the County of Milwaukee, in the State of Wisconsin, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part.
WHEREAS, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the “1941 Mortgage”) and has heretofore executed and delivered to the predecessor of the Trustee or to the Trustee supplemental indentures dated and hereinafter referred to as follows:

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*

Supplemental Indenture Dated (as of)	Hereinafter referred to as
September 1, 1991	Twenty-Seventh Supplemental Indenture
July 1, 1992	Twenty-Eighth Supplemental Indenture
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture
August 1, 2001	Thirty-Fourth Supplemental Indenture
December 1, 2002	Thirty-Fifth Supplemental Indenture
December 1, 2003	Thirty-Sixth Supplemental Indenture
December 1, 2006	Thirty-Seventh Supplemental Indenture
August 1, 2006	Thirty-Eighth Supplemental Indenture
November 1, 2007	Thirty-Ninth Supplemental Indenture
December 1, 2008	Fortieth Supplemental Indenture
December 18, 2008	Forty-First Supplemental Indenture
April 25, 2010	42nd Supplemental Indenture
December 1, 2012	43rd Supplemental Indenture

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.
_________________

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the “Indenture”, except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series J and the Form of Trustee’s Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and
WHEREAS, the Indenture further provides that all of the property, rights and franchises acquired by the Company after the date of the 1941 Mortgage shall be as fully embraced within the lien thereof as if such property were then owned by the Company and were specifically described therein and conveyed thereby; and
WHEREAS, the Company has acquired and may acquire hereafter certain property, real, personal and mixed, located in the States of Wisconsin, Michigan and/or Iowa (hereinafter sometimes called, collectively, the “Additional Company Property”), the Additional Company Property including without limitation the property described on SCHEDULE A, annexed hereto and hereby made a part hereof; and

WHEREAS, the Additional Company Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage; and
WHEREAS, the Company now desires in and by this Supplemental Indenture to give constructive notice of the Indenture, the lien and security interest thereof and certain terms and provisions thereof, as they affect or relate to the Additional Company Property; and
WHEREAS, the Company further desires in and by this Supplemental Indenture to record and file the description of and to confirm unto the Trustee, the Additional Company Property; and
WHEREAS, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and
WHEREAS, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated “First Mortgage Bonds, 7‑1/8% Series Due July 1, 2023”, “First Mortgage Bonds Collateral Series A”, “First Mortgage Bonds Collateral Series D”, “First Mortgage Bonds Collateral Series E”, “First Mortgage Bonds Collateral Series G”, “First Mortgage Bonds Collateral Series H”, and “First Mortgage Bonds Collateral Series I”; and
WHEREAS, the Indenture further provides that the amount of bonds which may be issued under the Indenture is not limited except as may be limited by law or by the stockholders and/or the Board of Directors of the Company, and that bonds so issued thereunder will be secured by the lien of the Indenture equally and ratably with all other bonds then outstanding thereunder except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series; and
WHEREAS, the Company has agreed to issue $450,000,000 in aggregate principal amount of Senior Notes, 4.752% Series Due November 1, 2044 (the “Related Securities”) pursuant to an Indenture, dated as of December 1, 1998, between the Company and a predecessor of U.S. Bank National Association, as trustee (the “Senior Trustee”) as supplemented, subject to the right of the Company to reopen the Related Securities for issuances of additional Related Securities of such series on the terms and subject to the conditions specified in such Indenture; and
WHEREAS, in order to secure the Company’s obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as “First Mortgage Bonds, Collateral Series J”, in an aggregate principal amount of not more than $450,000,000, subject to the right of the Company to reopen such series for issuances of additional bonds of such series, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the

Trustee’s Certificate, and the Form of Prepayment Record to be substantially in the tenor following:
(Form of Bond of Collateral Series J)

No.	$

WISCONSIN PUBLIC SERVICE CORPORATION

(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond, Collateral Series J

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES J (HEREINAFTER, “COLLATERAL BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND A PREDECESSOR OF THE SENIOR TRUSTEE, AS PREVIOUSLY SUPPLEMENTED AND AS SUPPLEMENTED BY THE TENTH SUPPLEMENTAL INDENTURE THERETO DATED AS OF NOVEMBER 1, 2013 (AS SO SUPPLEMENTED, THE “SENIOR INDENTURE”). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR NOTES, 4.752% SERIES DUE NOVEMBER 1, 2044 (THE “RELATED SECURITIES”) ISSUED PURSUANT TO THE SENIOR INDENTURE.
THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.
THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.
THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.
WISCONSIN PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, as trustee for the benefit of the holders of the Related Securities, or registered assigns (in such capacity, the “Senior Trustee”), at the Corporate Trust Services Office of U.S. Bank National Association, in St. Paul, Minnesota, on the 1st day of November, 2044, the sum of __________________ Dollars ($_________) in lawful money of the United States of America, and to pay interest thereon from the date hereof (i) at the rate of 0% per annum prior to November 21, 2013, and (ii) at the rate of 4.752% per annum from and after November 21, 2013, in like money, until the principal hereof becomes due and payable, said interest being payable on the 1st day of May and on the 1st day of November in each year commencing May 1, 2014. The principal and interest so payable on any May 1 or November 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company’s books for registration and registration of transfer.
The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
This bond shall not be valid or become obligatory for any purpose unless and until U.S. Bank National Association, (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.
IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.
Dated as of:
WISCONSIN PUBLIC SERVICE CORPORATION,

By:
President
Attest:

_____________________________
Assistant Secretary

(Form of Trustee’s Certificate)
This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.
U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signature

(Text appearing on reverse side of bond or attached pages)

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by U.S. Bank National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the “Supplemental Indenture”) dated as of November 1, 2013, between the Company and the Trustee, which is supplemental to the Indenture.
The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively “Collateral Bonds”), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company’s obligations in respect of the Collateral Bonds shall be satisfied and discharged.
With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.
The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.
Prior to May 1, 2044, the bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30‑day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus fifteen hundredths of one percent (0.15%), plus in each case accrued and unpaid interest to, but not including, the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.
On or after May 1, 2044, the bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to 100% of the principal amount of the bonds to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.
Notice of any such redemption shall be hand delivered or mailed not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company’s books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.
In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.
This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the corporate trust services office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.
(End of text of bond)

(Form of Prepayment Record)
PREPAYMENT RECORD

PRINCIPAL AMOUNT OF BOND $__________

DATE OF MATURITY: NOVEMBER 1, 2044

Prepayments on Principal
Amount	Date	Balance Outstanding	Signature of Authorized Officer and Title

and
WHEREAS, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and
WHEREAS, the Company is presently engaged within the States of Wisconsin and Michigan in conveying, distributing, supplying and serving electricity and gas, and within the State of Iowa in generating electricity, and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and
WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

WHEREAS, all things necessary to make the bonds of Collateral Series J, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, as follows:
Article I.

FORM AND EXECUTION OF BONDS OF NEW SERIES
SECTION 1.01.    There is hereby created, for issuance under the Indenture on the date or dates of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series J (herein sometimes referred to as the bonds of Collateral Series J), each of which shall bear the descriptive title “First Mortgage Bond, Collateral Series J”. The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on November 1, 2044, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of 0% per annum prior to November 21, 2013, and four and seven hundred fifty-two thousandths percent (4.752%) per annum from and after November 21, 2013, payable semi-annually on May 1 and November 1 of each year commencing May 1, 2014. Bonds of said Collateral Series J issued prior to May 1, 2014 shall be dated as of November 1, 2013, and bonds of said Collateral Series J issued on and after May 1, 2014 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company’s books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.
SECTION 1.02.    The aggregate principal amount of all bonds of Collateral Series J which may at any time be certified, issued and outstanding shall be limited to $450,000,000, subject to the right of the Company to reopen such series for issuances of additional bonds of such series, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.
SECTION 1.03.    Prior to May 1, 2044, the bonds of Collateral Series J are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30‑day months) at the Treasury Rate (as hereinafter defined) plus fifteen hundredths of one percent (0.15%), plus in each case accrued and unpaid interest to, but not including, the redemption date.
On or after May 1, 2044, the bonds of Collateral Series J are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to 100% of the principal amount of the bonds to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.
In each case, the redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee on or before the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the bonds of Collateral Series J that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Collateral Series J.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations which the Trustee obtains.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York Time, on the third business day preceding such redemption date.
“Reference Treasury Dealer” means any primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by the Company.
SECTION 1.04.    In the event that the Company shall desire to exercise its right to redeem and pay all or any part of the bonds of Collateral Series J pursuant to Section 1.03, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series J which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series J shall be made directly by the Company to the registered owners of the bonds entitled thereto; and (b) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series J unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least thirty (30) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company’s books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued and unpaid interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series J for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series J for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series J, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.
SECTION 1.05.    The Company shall call for redemption all of the bonds of the Collateral Series J then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture. The redemption date shall be the accelerated maturity date of the Related Securities; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series J, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series J to the Trustee or the Senior Trustee shall be required.
SECTION 1.06.    Subject to the provisions of Section 1.04, Bonds of Collateral Series J may be redeemed in part, but the portion of any such bond so redeemed in part shall be One Thousand Dollars ($1,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series J shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company’s books for registration and registration of transfer of bonds of Collateral Series J without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and (2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series J, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.
SECTION 1.07.    The Company shall not be obligated to make any transfer of bonds of Collateral Series J for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.
SECTION 1.08.    No charge shall be made to any registered owner of any bond of Collateral Series J for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.
SECTION 1.09.    The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series J may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.
SECTION 1.10.    In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series J shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.
SECTION 1.11.    Bonds of Collateral Series J which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.
SECTION 1.12.    The Company shall have the right to reopen the bonds of Collateral Series J, for issuances of additional bonds of such series (“Additional Bonds”), by written application pursuant to Section 4.01(a) of the 1941 Mortgage for the authentication and delivery of such Additional Bonds. Additional Bonds may be executed, authenticated, delivered, and issued upon and subject to the provisions of the Indenture (including but not limited to those of Articles IV, V, VI, VII, and/or VIII thereof, if and as applicable); and upon (but only upon) such execution, authentication, delivery, and issuance, the following additional provisions shall be deemed to apply:
The bonds of Collateral Series J are hereby reopened for the issuance of Additional Bonds in the aggregate principal amount specified in the written application of the Company, which shall constitute a further issuance of, and will be consolidated with, the bonds of Collateral Series J so as to form a single series with the bonds of Collateral Series J, and shall have the same terms as the bonds of such series, except that the Additional Bonds shall be dated (and shall bear interest) as provided in Section 1.01 of this Supplemental Indenture. The Additional Bonds shall be substantially in the form hereinbefore recited but may contain such changes as may be appropriate to reflect their date or dates of issuance.
All references to the bonds of Collateral Series J in this Supplemental Indenture, in the form of such bonds hereinbefore recited, and in such bonds shall be deemed to include the Additional Bonds issued hereunder, and the Additional Bonds shall be subject to, and be entitled to the benefits of, this Supplemental Indenture; except that the dates of issuance of, and the dates from which interest will begin to accrue on, the Additional Bonds shall be as set forth in this Section 1.12.

ARTICLE II.

CONFIRMATION OF LIEN
SECTION 2.01.    The Company, in order to record the description of, and confirm unto the Trustee, the Additional Company Property (which Additional Company Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage), by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked SCHEDULE A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length; and all other property, real, personal and mixed, comprising or relating to the Additional Company Property, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except as in the Indenture excepted from the lien thereof), subject to the rights reserved by the Company in and by other provisions of the Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; steam, hydro and other electric generating plants, including buildings and other structures, water wheels, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; gas transmission and distribution systems, including structures, mains, pressure holders, governors, services, and meters; office, shop and other general buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; and all municipal and other franchises and all leaseholds, licenses, permits and privileges.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof; and it is hereby agreed by the Company that (except as in the Indenture excepted from the lien thereof) all the property, rights and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien thereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

ARTICLE III.

PARTICULAR COVENANTS OF THE COMPANY
In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:
SECTION 3.01.    That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series J, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.
SECTION 3.02.    That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.
SECTION 3.03.    That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series J issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.
SECTION 3.04.    That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

ARTICLE IV.
UNIFORM COMMERCIAL CODE AND ADDITIONAL STATE LAW MATTERS
Section 4.01.    With respect to the property comprising or relating to the Additional Company Property and the Trustee’s security interest therein, the Company hereby represents and warrants to the Trustee as follows:
(a) That value has been given, that the Company has rights in the collateral or the power to transfer rights in the collateral to a secured party, and that the Company, by its execution and delivery of the Indenture and this Supplemental Indenture, has authenticated a security agreement that provides a description of the collateral;
(b) With respect to fixtures subject to the lien of the Indenture, that the Company has an interest of record in or is in possession of the real property, that the security interest is a purchase-money security interest, and that the security interest has been or will be perfected by a fixture filing before the goods become fixtures or within 20 days thereafter; and
(c) That the Indenture and this Supplemental Indenture are a “construction mortgage” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.
Section 4.02. With respect to the goods or accounts covered by this Supplemental Indenture that are or are to become fixtures related to the real property described herein, this Supplemental Indenture is and shall be effective, from the date of recording, as a financing statement filed as a fixture filing. In connection therewith:
(a) The name of the debtor is WISCONSIN PUBLIC SERVICE CORPORATION; the mailing address for the debtor is Wisconsin Public Service Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001; the debtor is a Wisconsin business corporation having the following organizational identification number (entity ID): 1W03350; the name of the secured party is U.S. BANK NATIONAL ASSOCIATION; the address of the secured party from which information concerning the security interest hereunder may be obtained is U.S. Bank National Association, Corporate Trust Services, 1555 North RiverCenter Drive, Suite 203, Milwaukee, Wisconsin 53212; and the collateral covered hereby is set forth in Article II hereof;
(b) This Supplemental Indenture covers fixtures, is to be filed for record in the real property records, and provides a description of the real property to which the collateral is related sufficient to give constructive notice of a mortgage under the law of the States of Wisconsin, Michigan and Iowa as if the description were contained in a record of the mortgage of the real property;
(c) The debtor has an interest of record in the real property; and

(d) The debtor hereby consents to and authorizes the filing of any initial financing statement, any amendment that adds collateral covered by a financing statement, and any amendment that adds a debtor to a financing statement.

Section 4.03. The Company is a “transmitting utility” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.
Section 4.04. THE COMPANY ACKNOWLEDGES THE RECEIPT OF A COPY OF THIS DOCUMENT AT THE TIME IT WAS SIGNED.
Section 4.05. NOTICE: This mortgage secures credit in the amount of $1,300,100,000.00. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.
Section 4.06. The respective dates of maturity of the indebtedness or part thereof secured by the Indenture and this Supplemental Indenture are as follows:

Part of indebtedness	Date of maturity
First Mortgage Bonds, 7‑1/8% Series Due July 1, 2023…..	July 1, 2023
First Mortgage Bonds Collateral Series A………………...	December 1, 2028
First Mortgage Bonds Collateral Series D………………...	December 1, 2013
First Mortgage Bonds Collateral Series E…………………	December 1, 2036
First Mortgage Bonds Collateral Series G………………...	November 1, 2017
First Mortgage Bonds Collateral Series H………………...	December 1, 2015
First Mortgage Bonds Collateral Series I………………....	December 1, 2042
First Mortgage Bonds Collateral Series J………………....	November 1, 2044

Section 4.07. The Company is a “transmitting utility” as defined in and for purposes of sections 554B.1 and 554B.3 of the Iowa Code, as the same may be amended or renumbered from time to time. Property of the Company, whether owned at the time of the execution of the Indenture or this Supplemental Indenture or subsequently acquired, shall secure the obligations covered by the Indenture and this Supplemental Indenture.
Section 4.08 This Supplemental Indenture and the Indenture, collectively:
(i) secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time; and
(ii) are a “construction mortgage lien” as defined in and for purposes of section 572.18(2) of the Iowa Code, as the same may be amended or renumbered from time to time.

Section 4.09 For the purpose of giving further constructive notice of the Indenture and the lien and security interest thereof, reference is hereby made to:

(i) the 43rd Supplemental Indenture dated as of December 1, 2012, as the same was recorded on November 27, 2013, in the Office of the Recorder for Howard County, Iowa, at Book 2012, Page 2204, as Document No. 2012 2204;
(ii) the 42nd Supplemental Indenture dated as of April 25, 2010, as the same was recorded on April 27, 2010, in the Office of the Recorder for Howard County, Iowa, at Book 2010, Page 543, as Document No. 2010 543;
(iii) the Forty-First Supplemental Indenture dated as of December 18, 2008 (the “41st Supplemental Indenture”), as the same was recorded on December 30, 2008, in the Office of the Recorder for Howard County, Iowa, at Book 2008, Page 1376, as Document No. 2008 1376, together with Schedule B annexed to the 41st Supplemental Indenture as so recorded, which Schedule B comprises true, correct and complete copies of the 1941 Mortgage and each of the Prior Supplemental Indentures, excepting only the 41st Supplemental Indenture; and
(iv) the 1941 Mortgage, as the same was recorded in the Office of the Register of Deeds for Outagamie County, Wisconsin, at Vol. 254 of Mortgages, Page 1, Document No. 353040.
Section 4.10. For purposes of Section 460.6q of the Michigan Compiled Laws, Rule 460.302(e) of the Michigan Administrative Code, and the orders, agreements and other proceedings of the Michigan Public Service Commission relating thereto, as any of the foregoing may be amended or renumbered from time to time, the Company hereby represents and warrants: All of the property made or to be made subject to the lien and security interest of the Indenture, and described as such in this Supplemental Indenture, has been or will be made subject to such lien and security interest for the purpose of facilitating, directly or indirectly, financing of utility operations, and/or for the purpose of facilitating, directly or indirectly, the provision of utility service.

Article V.

MISCELLANEOUS
SECTION 5.01.    The recitals of fact contained herein and in the bonds hereby created (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.
SECTION 5.02.    This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 5.03.    (a) Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
(b)    The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
SECTION 5.04.    (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.
(b)    In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
SECTION 5.05.    This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 5.06.    This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to November 1, 2013.
[Signature pages follow this page.]

IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or Vice President, and attested by its Secretary or an Assistant Secretary, for and on its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its Vice President for and on its behalf, all done as of the 1st day of November, 2013.
WISCONSIN PUBLIC SERVICE CORPORATION,

By: /s/ Charles A. Cloninger
Charles A. Cloninger
President
(SEAL)

Attest:

/s/ Dane E. Allen
Dane E. Allen
Assistant Secretary

STATE OF WISCONSIN        }
} ss.
COUNTY OF BROWN        }

This instrument was acknowledged before me on November 1, 2013, by Charles A. Cloninger and Dane E. Allen, as President and Assistant Secretary, respectively, of WISCONSIN PUBLIC SERVICE CORPORATION.
(NOTARIAL SEAL)
/s/ Kim M. Michiels
Name: Kim M. Michiels
Notary Public, State of Wisconsin
My commission expires: January 31, 2016

This instrument was drafted by Benjamin D. Levin of Foley & Lardner LLP, Milwaukee, Wisconsin.

[44th Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

STATE OF WISCONSIN        }
} ss.
COUNTY OF MILWAUKEE    }

This instrument was acknowledged before me on November 1, 2013, by Peter M. Brennan, as Vice President of U.S. BANK NATIONAL ASSOCIATION, as Trustee.
(NOTARIAL SEAL)
/s/ Benjamin D. Levin
Name: Benjamin D. Levin
Notary Public, State of Wisconsin
My commission ~~expires~~: is permanent

[44th Supplemental Indenture]

SCHEDULE A
The property referred to in Article II of the foregoing 44th Supplemental Indenture by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, is that herein specifically described and enumerated or referred to in this Schedule A.
STATE OF WISCONSIN
DOOR COUNTY:
Dunn Road Substation—Project 0150012028:
Lot One of Certified Survey Map No. 2515 recorded at Volume 15 of Certified Survey Maps, page 91, as Document No. 731700, located in the NE ¼ of the NW ¼ and the NW ¼ of the NE ¼ of Section 21, Township 28 North, Range 26 East, Town of Sevastopol, Door County, Wisconsin; but excluding therefrom all easement and other interests and rights granted, conveyed, and otherwise given by Wisconsin Public Service Corporation in the Grant of Substation, Transmission Line and Access Easements dated as of December 18, 2012 and recorded on December 26, 2012 with the Register of Deeds for Door County, Wisconsin as Document. No. 766543.

Tax Parcel No. 022-02-21282621A1
* * *
Sturgeon Bay Transmission Regulator Station—Project 0150013014:
Lot Two (2) of Certified Survey Map No. 2769 recorded in Vol. 16 Certified Survey Maps, Page 333 as Doc. No. 770826, being a survey in the Northwest Quarter of the Southeast Quarter (NW ¼ of the SE ¼) and the Southwest Quarter of the Southeast Quarter (SW ¼ of the SE ¼) (also known as Subdivisions 66 and 67) Section Eighteen (18), Township Twenty-seven (27) North, Range Twenty-six (26) East, City of Sturgeon Bay, Door County, Wisconsin.

Tax Parcel Number: 281-64-66000101
* * *
LINCOLN COUNTY:
Tomahawk Hydro—Flowage Easement:
All right, title, and interest of Wisconsin Public Service Corporation, in, to, and under the following-described instrument:

Schedule A – Page 1

Easement Agreement dated as of October 1, 2013, by Four Forties, LLC, as Grantor, to Wisconsin Public Service Corporation, as Grantee, recorded with the Register of Deeds for Lincoln County, Wisconsin, on October 17, 2013, as Document No. 504682, and affecting the property depicted and/or described on Schedule A.1 attached hereto and hereby made a part hereof.
* * *
MARATHON COUNTY:
Weston Gate Station—Project 01500013013:
Lot Two (2), Certified Survey Map No. 16579 recorded in Vol. 77 Certified Survey Maps, Page 78, as Doc. No. 1649515; being part of the Northwest Quarter of the Fractional Northwest Quarter (NW ¼ of Frac. NW ¼), Section Six (6), Township Twenty-seven (27) North, Range Eight (8) East, in the Village of Kronenwetter, Marathon County, Wisconsin.
Tax Parcel Number: 145-2708-062-0988 (NEW)
* * *
OUTAGAMIE COUNTY:
Fox Energy Center:
PARCEL 1:
Lot 1 of Certified Survey Map No. 4999 recorded January 7, 2005 in Volume 28 of Certified Survey Maps on Page 4999, as Document No. 1646453, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, being part of Fractional Lot 3, the Northwest 1/4 of the Southwest 1/4 and the Southwest 1/4 of the Northwest 1/4 of Section 4, and all of that part of the Northeast 1/4 of the Southeast 1/4 and the Northwest 1/4 of the Southeast 1/4 of Section 5, a part of Lot 1 of Certified Survey Map No. 4244, recorded as Document No. 1451536 and Outlot 2 of Certified Survey Map No. 4665 and part of the Southeast 1/4 of the Fractional Northwest 1/4 of Section 4, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin.
Tax Key No: 130 034700
PARCEL 2:
Outlot 1 of Certified Survey Map No. 4755 recorded February 20, 2004 in Volume 27 of Certified Survey Maps on Page 4755, as Document No. 1599556, in the Town of Kaukauna, County of Outagamie, State of Wisconsin.
INCLUDING all those lands lying between the above described meander line and the North shore of the Fox River and the respective lot lines extended to said shore.

Schedule A – Page 2

Tax Key No: 130 031201
PARCEL 3:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement executed by BERNARD AND ELEANOR BOWERS, husband and wife, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, dated April 26, 2001, as evidenced of record by that certain Short Form of Option Agreement dated April 26, 2001 and recorded May 29, 2001, as Document No. 1408982, as exercised by Exercise of Option and Grant of Water Pipeline Easement recorded February 26, 2004, as Document No. 1600163 over the following:
Being a part of Lot 1 of Certified Survey Map No. 4666 as recorded in Volume 26 of Certified Survey Maps on Page 4666, as Document No. 1579309 and part of Government Lot 3, in Section 4, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the West 1/4 corner of said Section 4; thence South 87° 11' 22" East, 1192.86 feet along the North line of Southwest 1/4 of said Section 4 to the Northwest corner of the Northeast 1/4 of the Northwest 1/4 of said Section 4; thence South 00° 29' 33" East, 730.66 feet along West line of the Northeast 1/4 of the Northwest 1/4 of said Section 4 to the West line of Government Lot 3 and the South right-of-way line of S.T.H. "96"; thence North 73° 17' 56" East, 558.51 feet along the South right-of-way line of S.T.H. "96" to the point of beginning; thence continue North 73° 17' 56" East, 34.05 feet along said South right-of-way line; thence South 02° 24' 32" East, 414.94 feet; thence South 87° 36' 40" West, 33.00 feet; thence North 02° 24' 32" West 406.52 feet to the point of beginning.
The above is included in Lot 2 of Certified Survey Map No. 4755 filed in Volume 27 of Certified Survey Maps on Page 4755, as Document No. 1599556.
Part of Tax Key No: 130 031100
PARCEL 4:
A 33' Ingress-egress and Utility Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by WISCONSIN PUBLIC SERVICE CORPORATION to FOX ENERGY COMPANY LLC, a Wisconsin limited liability company, recorded April 14, 2004, as Document No. 1607467 and Correction of Water Pipeline Easement dated May 4, 2004 and recorded May 28, 2004, as Document No. 1615768 (correcting an error in the legal description and incorrect execution date) over the following:
A part of Government Lot 3 of Section 4, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the West 1/4 corner of said Section 4; thence South 87° 11' 22" East, 1192.86 feet along the North line of Southwest 1/4 of said Section 4 to the Northwest corner of the Northeast 1/4 of the Southwest 1/4 of said Section 4; thence South 00° 29' 33" East, 599.45 feet along West line of the Northeast 1/4 of the Southwest 1/4 of said Section 4 to the South right-of-

Schedule A – Page 3

way line of the Fox Valley and Western Limited Railroad; thence North 73° 17' 56" East, 546.20 feet along said South right-of-way line to the point of beginning; thence continue North 73° 17' 56" East, 33.00 feet along said South right-of-way line; thence South 16° 28' 39" East 33.00 feet to the North right-of-way line of S.T.H. "96"; thence South 73° 17' 56" West 33.00 feet along said North right-of-way line; thence North 16° 28' 39" West, 33.00 feet to the point of beginning.
Part of Tax Key No: 130 032800
PARCEL 5:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement and Construction and Maintenance Easement executed by URBAN M. MICKE FAMILY, INC., a Wisconsin corporation, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, dated October 2, 2002, as evidenced of record by that certain Short Form of Option Agreement dated October 2, 2002 and recorded October 18, 2002, as Document No. 1494433, as exercised by that certain Exercise of Option and Grant of Water Pipeline Easement and Construction and Maintenance Easement recorded December 18, 2003, as Document No. 1591953, all as modified by that certain Corrective Agreement to Short Form of Option Agreement and Exercise of Option and Grant of Water Pipeline Easement and Construction and Maintenance Easement dated May 22, 2013 and recorded June 26, 2013, as Document No. 1989486 over the following parcel:
A part of Government Lot 3 and a part of the Southeast 1/4 of the Northwest 1/4 of Section 18, Town 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, being more fully described as follows:
Commencing at the North 1/4 corner of said Section 18; thence North 88° 09' 29" West, 1328.52 feet along the North line of the Northeast 1/4 of said Northwest 1/4 to the East line of Government Lot 2 of said Section 18; thence South 00° 08' 07" West, 3322.71 feet along said East line to the Northeasterly line of Private Claim No. 3; thence South 40° 02' 37" East, 66.93 feet along said Northeasterly line to the point of beginning of the centerline of a 15 foot wide permanent water pipeline Easement being 7.5 feet on each side of the following described centerline; thence North 22° 47' 08" East, 24.19 feet along said centerline to a point 52.5 feet East of and measured at right angles to the East line of said Government Lot 2; thence North 00° 08' 07" East, 1456.45 feet along said centerline being 52.5 feet East of and parallel with the said East line of Government Lot 2; thence North 06° 38' 12" West, 156.86 feet along said centerline; thence North 14° 20' 29" East, 52 feet more or less along said centerline to the Southeasterly right-of-way line of State Trunk Highway 96 and the termination point of said centerline.
TOGETHER with a 15 foot permanent construction and maintenance easement lying east of contiguous and adjacent to the above described permanent water pipeline easement and bounded on the South by the Northeasterly line of said Private Claim No. 3 and bounded on the North by the Southeasterly right-of-way line of State Trunk Highway 96.

Schedule A – Page 4

PARCEL 6:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement dated November 1, 2002, executed by ROBERT G. SCHIEFELBEIN to FOX ENERGY COMPANY LLC, a Delaware limited liability company, as evidenced of record by that Short Form Option Agreement dated November 1, 2002 and recorded December 3, 2002, as Document No. 1506168 as exercised by Exercise of Option and Grant of Water Pipeline Easement recorded December 18, 2003, as Document No. 1591952 over the following parcel:
A parcel of land in that part of Private Claim 3, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, lying between the centerline of the Green Bay Road and the Northwest line of the Springville Plat, more fully described as follows:
Commencing at the intersection of the centerline of the Green Bay Road with the Southwesterly line of Private Claim 3; thence Northeasterly along the centerline of the Green Bay Road, 379.0 feet to the point of beginning; thence continuing Northeasterly along the centerline of the Green Bay Road, 221.15 feet to a point in the Northeasterly line of Private Claim 3; thence South 40° East along the Northeasterly line of Private Claim 3, 1375.3 feet to the Northeast corner of the Springville Plat; thence Southwesterly along the Northwesterly line of the Springville Plat, 198.0 feet to a point; thence North 40° 38' West, 1326.2 feet to the point of beginning.
RESERVING the Northwesterly 25 feet for highway purposes.
LESS the following described portion:
Commencing at the intersection of the centerline of the Green Bay Road with the Southwesterly line of Private Claim 3; thence Northeasterly along the centerline of the Green Bay Road, 452.21 feet to the point of beginning; thence continuing Northeasterly along the centerline of the Green Bay Road, 95.66 feet to a point in the centerline of the Green Bay Road; thence South 40° East, parallel to the Northeasterly line of Private Claim 3, 289 feet to an iron stake; thence South 50° West, 89 feet; thence North 40° 38' West, 260.7 feet to the point of beginning.
RESERVING the Northwesterly 25 feet for highway purposes.
Tax Key No: 130 048100
PARCEL 7:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement and Construction and Maintenance Easement, dated November 6, 2002, as evidenced of record by that certain Short Form of Option Agreement executed by ROBERT G. HATCH to FOX ENERGY COMPANY LLC, a Delaware limited liability company, dated November 6, 2002 and recorded December 20, 2002, as Document No. 1510642, as exercised by that certain Exercise of Option and Grant of Water Pipeline Easement and Construction and Maintenance Easement recorded December 18, 2003, as Document No. 1591951 and Correction of description in Easement and Right-of-Way

Schedule A – Page 5

Agreement dated May 26, 2004 and recorded June 9, 2004, as Document No. 1617675 over the following parcel:
A strip of land 15 feet in width, and approximately 415 feet in length, being a part of the property of Grantor in Private Claim 3 in the Southwest 1/4 of Section 18, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, the centerline of said strip being 37.5 feet East and parallel to the following described centerline:
Commencing at the intersection of the Southwesterly line of Private Claim 35 with the U.S. Government property line lying Southerly of said Government Canal; thence South 40° 33' 46" East along the Southwesterly line of said Private Claim 35, 603.92 feet to its intersection with the Southeasterly right-of-way line of Elm Street extended Northeasterly; thence South 38° 34' 47" West along said Southeasterly right-of-way line of Elm Street extended Northeasterly; thence South 38° 34' 47" West along said Southeasterly right-of-way line and its Northeasterly and Southwesterly extensions, 2157.60 feet; thence North 51° 21' 38" West, 9.03 feet; thence North 38° 38' 22" East 917.89 feet; thence North 38° 25' 24" East, 1306.72 feet to its intersection with curved Northeasterly right-of-way line of Thilmany Road; thence continuing North 38° 25' 24" East, 238.65 feet; thence North 64° 35' 51" East, 550.60 feet to its intersection with the United States Government property line lying Southerly of the United States Government Canal; thence continuing North 64° 35' 51" East, 496.40 feet; thence North 54° 22' 59" East, 386.02 feet; thence North 59° 50' 13" East, 536.98 feet; thence North 66° 12' 32" East, 451.03 feet; thence North 13° 20' 53" East, 288.83 feet to its intersection with the United States Government property line lying Northerly of the United States Government canal; thence continuing North 13° 20' 53" East, 98.62 feet to a point in the Augustine Street right-of-way and to the point of beginning of said centerline description; thence North 53° 15' 55" East, 579.61 feet; thence North 21° 19' 40" East, 1312.46 feet to its intersection with the Southwesterly line of Private Claim 3; thence continuing North 21° 19' 40" East, 637.02 feet to its intersection with the Northeasterly line of Private Claim 3 and the point of termination of said described centerline.
Part of Tax Key No: 130 048300
PARCEL 8:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement and Construction and Maintenance Easement dated September 17, 2002, as evidenced of record by that certain Short Form of Option Agreement executed by THOMAS C. BIESE to FOX ENERGY COMPANY LLC, a Delaware limited liability company, dated September 17, 2002 and recorded October 4, 2002, as Document No. 1491083, as exercised by that certain Exercise of Option recorded September 16, 2003, as Document No. 1576698, and Correction of description in Easement and Right-of-Way Agreement dated February 26, 2004 and recorded March 17, 2004, as Document No. 1602903 over the following parcel:
A strip of land 15 feet in width, and approximately 430 feet in length, being a part of the property of Grantor in Lot 6, Block 3, James Black's Subdivision of Private Claim 33, lying between Green Bay Road and Plank Road, City of Kaukauna, County of Outagamie, State of

Schedule A – Page 6

Wisconsin, the centerline of said strip being 22.5 feet East and parallel to the following described centerline:
Commencing at the intersection of the Southwesterly line of Private Claim 35 with the United States Government property line lying Southerly of said Government Canal; thence South 41° 57' 09" East along the Southwesterly line of said Private Claim 35, 603.92 feet to its intersection with the Southeasterly right-of-way line of Elm Street extended Northeasterly; thence South 37° 11' 24" West along said Southeasterly right-of-way line and its Northeasterly and Southwesterly extensions, 2157.60 feet; thence North 52° 45' 01" West, 9.03 feet; thence North 37° 14' 59" East 917.89 feet; thence North 37° 02' 01" East, 1306.72 feet to its intersection with curved Northeasterly right-of-way line of Thilmany Road; thence continuing North 37° 02' 01" East, 238.65 feet; thence North 63° 12' 28" East, 550.60 feet to its intersection with the United States Government property line lying Southerly of the United States Government Canal; thence continuing North 63° 12' 28" East, 496.40 feet; thence North 52° 59' 36" East, 386.02 feet; thence North 58° 26' 50" East, 536.98 feet; thence North 64° 49' 09" East, 451.03 feet; thence North 11° 57' 30" East, 288.83 feet to its intersection with the United States Government property line lying Northerly of the United States Government Canal; thence continuing North 11° 57' 30" East, 106.20 feet to a point in the Augustine Street right-of-way and to the point of beginning of said center line description; thence North 53° 15' 55" East, 573.91 feet; thence North 49° 07' 08" East, 597.97 feet; thence North 01° 09' 19" West, 717.97 feet; thence North 21° 19' 40" East, 117.43 feet to its intersection with the Southwesterly line of Private Claim 3; thence continuing North 21° 19' 40" East, 30.00 feet; thence South 21° 19' 40" West, 30.00 feet to a point in the Southwesterly line of Private Claim 3 and the point of termination of said described centerline.
Part of Tax Key No: 322 070300
PARCEL 9:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain unrecorded Option Agreement for Water Pipeline Easement executed by BLACK CREEK LIMESTONE COMPANY, a Wisconsin corporation, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, dated February 27, 2003, as evidenced of record by that certain Short Form of Option Agreement dated February 27, 2003 and recorded March 21, 2003, as Document No. 1530229, as exercised by that certain Exercise of Option and Grant of Water Pipeline Easement recorded December 18, 2003, as Document No. 1591950 over the following parcel:
Starting at a stone in the center of Plank Road and Augustine Street between Private Claim 33 and Private Claim 3, in the City of Kaukauna, County of Outagamie, State of Wisconsin; thence South 51° 23' 40" West 83 feet to an iron stake in the center of Plank Road, use this as the place of beginning; thence South 69° 3'48" West 100 feet to an iron stake in the center of Plank Road; thence North 74° 31' 12" West 118 feet to an iron stake in the center line of Plank Road; thence North 61° 28' 12" West 380.7 feet to an iron stake in center of Plank Road; thence South 36° 41' 48" West 364.5 feet to an iron stake; thence South 39° 42' 12" East, 192.5 feet to an iron stake; thence South 32° 56' 12" East 170 feet to an iron stake in the center of Augustine Street; thence

Schedule A – Page 7

North 32° 33' 12" East along center of Augustine Street 526 feet to an iron stake; thence North 48° 27' 20" East along the center of Augustine Street 154 feet to the place of beginning.
Part of Tax Key No: 322 072100
PARCEL 10:
Pump Station Easement for the benefit of Parcels 1 and 2 of the subject premises created by Limited Term Easement Agreement executed by HEART OF THE VALLEY METROPOLITAN SEWERAGE DISTRICT, a municipal corporation, to FOX ENERGY COMPANY LLC, a Wisconsin limited liability company, recorded July 2, 2004, as Document No. 1621233 over the following parcel:
A parcel of land located in Block "A", in Private Claim 33 lying between the U.S. Government Canal and the Fox River, in the City of Kaukauna, County of Outagamie, State of Wisconsin, more particularly described as follows:
Commencing at the intersection of the South line of the U.S. Government Canal property and the Southwesterly line of Private Claim 33; thence South 40° 16' 00" East, 423.00 feet (recorded as South 49° 29' 09" East, 422.74 feet) along the Southwesterly line of Private Claim 33; thence North 50° 41' 00" East, 300.00 feet; thence North 40° 16' 00" West, 50.00 feet; thence North 49° 44' 00" East, 377.00 feet; thence North 44° 32' 07" East, 3.30 feet to the point of beginning; thence continuing North 44° 32' 07" East, 22.11 feet; thence North 43° 51' 50" East, 14.59 feet; thence South 41° 00' 47" East, 74.00 feet; thence South 44° 58' 56" West, 36.73 feet; thence North 40° 57' 43" West, 73.55 feet to the point of beginning.
Part of Tax Key No: 322 072800
PARCEL 11A:
Water pipeline easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain Easement for Pipeline Right-Of-Way located on the Fox River Federal Navigational Project executed by The United States of America, acting through the Secretary of the Army, to Wisconsin Public Service Corporation, a Wisconsin corporation, dated April 11, 2013 and recorded April 18, 2013, as Document No. 1982164, over the following parcel:
A part of Private Claim 33, Town 21 North, Range 18 East, in the second ward of the City of Kaukauna, Outagamie County, Wisconsin, being more fully described as follows:
Commencing at the Northwesterly corner of Private Claim No. 3, Town 21 North, Range 18 East; thence South 40° 07' 59" East, 11,822.25 feet along the Northeast line of said Private Claim 33 to the intersection with the centerline of Augustine Street; thence South 51° 43' 07" West, 83.00 feet along said centerline; thence South 41° 47' 07" West, 154.00 feet; thence South 56° 54' 07" West, 317.02 feet along said centerline to the Northeast corner of lands described in Volume 153 of Deeds on Page 135 and Document No. 1907394; thence continuing South 56° 54' 07" West, 107.77 feet along said centerline to the Northeast corner of lands described in Volume 223 of Deeds on Page 285 and the point of beginning; thence South 40° 40' 25" East, 205.95 feet along the Easterly line of said described lands to the Southeast corner thereof and the Northerly

Schedule A – Page 8

line of the lands as described in Document No. 1831926; thence South 83° 42' 17" West, 34.00 feet along said Northerly line to the Southwest corner of land described in Volume 223 of Deeds on Page 285; thence North 40° 40' 25" West, 201.88 feet along the Westerly line of said land described in Volume 223 of Deeds, on Page 285 to the centerline of Augustine Street; thence North 56° 54' 07" East, 33.23 feet along said centerline to the point of beginning.
Above described lands are the same as the land described in Volume 223 of Deeds, Page 285.
PARCEL 11B:
Water pipeline easement for the benefit of Parcels 1 and 2 of the subject premises created by that certain Easement executed by the Wisconsin Department of Administration on behalf of the State of Wisconsin, and the Fox River Navigational System Authority, to Wisconsin Public Service Corporation, a Wisconsin corporation, dated June 17, 2013 and recorded June 27, 2013, as Document No. 1989587, over the following parcel:
A parcel of land located in Private Claim 33, Assessor's Plat, City of Kaukauna, County of Outagamie, State of Wisconsin, more particularly described as follows:
Commencing at the intersection of the South line of the U.S. Government Canal property and the Southwesterly line of Private Claim 33; thence South 40° 16' 00" East, 423.00 feet (recorded as South 49° 29' 09" East, 422.74 feet) along the Southwesterly line of Private Claim 33; thence North 50° 41' 00" East, 300 feet; thence North 40° 16' 00" West, 50.00 feet; thence North 49° 44' 00" East, 377.00 feet; thence North 44° 32' 07" East, 23.99 feet; thence North 40° 36' 50" West, 10.05 feet; thence North 44° 32' 07" East, 0.54 feet; thence North 43° 51' 50" East, 421.90 feet; thence North 05° 55' 17" West, 56.37 feet to the Southerly edge of the U.S. Government Canal property and the point of beginning of a 20 foot wide water force main easement being 10 feet on each side of the following described centerline; thence continue North 05° 55' 17" West, 269.18 feet along said centerline; thence North 36° 03' 10" West, 15.64 feet along said centerline to the Southeasterly line of the US Army Corps of Engineers property as described in Volume 223 of Deeds, on Page 285 and the termination point of said centerline; said point bears South 63° 56' 34" West, 23.70 feet from the Southeasterly corner of said US Army Corps of Engineers Property.
PARCEL 12:
Force Main Easement for the benefit of Parcels 1 and 2 of the subject premises created by Limited Term Easement Agreement executed by HEART OF THE VALLEY METROPOLITAN SEWERAGE DISTRICT, a municipal corporation, to FOX ENERGY COMPANY LLC, a Wisconsin limited liability company, recorded July 2, 2004, as Document No. 1621233 over the following parcel:
A parcel of land located in Block "A", in Private Claim 33 lying between the U.S. Government Canal and the Fox River, in the City of Kaukauna, County of Outagamie, State of Wisconsin, more particularly described as follows:
Commencing at the intersection of the South line of the U.S. Government Canal property and the Southwesterly line of Private Claim 33; thence South 40° 16' 00" East, 423.00 feet (recorded as

Schedule A – Page 9

South 49° 29' 09" East, 422.74 feet) along the Southwesterly line of Private Claim 33; thence North 50° 41' 00" East, 300.00 feet; thence North 40° 16' 00" West, 50.00 feet; thence North 49° 44' 00" East, 377.00 feet; thence North 44° 32' 07" East, 23.99 feet; thence North 40° 36' 50" West, 10.05 feet to the point of beginning of the centerline of a 20 foot wide force main easement lying 10 feet on both sides of the following described centerline; thence North 44° 32' 07" East, 0.54 feet; thence North 43° 51' 50" East, 421.90 feet; thence North 05° 55' 17" West, 56.37 feet to the Southerly edge of the U.S. Government Canal property and the point of termination said point being North 63° 11' 56" East, 1185.38 feet from the intersection of the South line of the U.S. Government Canal property and the Southwesterly line of Private Claim 33.
Tax Key No: 322 072801
PARCEL 13:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by GERALD F. EDERER, a vendor's interest and TERRANCE G. EDERER and CHRISTINE M. EDERER, husband and wife, a vendee's interest, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, recorded December 18, 2003, as Document No. 1591957 over the following parcel:
The South 30 feet adjacent and contiguous to Kelso Road of the following Parcel:
A parcel of land in the Southeast corner of the East 1/2 of the Northeast 1/4 of Section 7, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, more fully described as follows:
Commencing at the intersection of centerline of Kaukauna-Green Bay Plank Road (formerly known as U.S.H. "41", and now named CTH " V") with the East and West 1/4 line of Section 7 and the point of beginning; thence North 36° 20' East along centerline of said Kaukauna-Green Bay Plank Road 225.4 feet; thence North 53° 40' West at right angles to said road 187.7 feet; thence South 36° 20' West parallel with said Kaukauna-Green Bay Plank Road 369.2 feet to the center of Town Road; thence North 89° 02' East along centerline of said Town Road 236.1 feet to the point of beginning.
Part of Tax Key No: 130 039700
PARCEL 14:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by BARBARA L. PENDLETON to FOX ENERGY COMPANY, LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591955 over the following parcel:
The Southeasterly 30 feet adjacent and contiguous to S.T.H. "96" of the following described Parcel:

Schedule A – Page 10

A parcel of land located in the Northeast 1/4 of the Southeast 1/4 and in the Northwest 1/4 of the Southeast 1/4, all in Section 7, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the East 1/4 corner of Section 7; thence South 89° 28' 33" West, 265.21 feet along the North line of the Southeast 1/4 of Section 7 to the point of beginning; thence South 34° 38' 59" East, 94.94 feet along the Northwesterly line of S.T.H. "96"; thence along the arc of a curve of said Northwesterly line having a radius of 2029.41 feet on a chord which bears South 37° 14' 31" West and is 74.98 feet in length; thence South 38° 18' 01" West, 901.33 feet along said Northwesterly line of S.T.H. "96"; thence along the arc of a curve of said Northwesterly line having a radius of 7466.95 feet on a chord which bears South 38° 38' 18" West and is 88.13 feet in length; thence South 39° 08' 19" West, 41.83 feet along the Northwesterly line of S.T.H. "96"; thence North 52° 00' 00" West, 1113.60 feet to the Southeasterly line of the Wisconsin Public Service Right-of-Way; thence North 53° 25' 52" East, 419.78 feet along said Southeasterly line to the North line of the Southeast 1/4 of Section 7; thence North 89° 28' 33" East, 1171.89 feet along said North line to the point of beginning.
LESS AND EXCEPTING lands dedicated to the public by Certified Survey Map No. 3924.
Part of Tax Key No: 130 041900
PARCEL 15:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by GREGORY C. BAETEN AND WANDA BAETEN, husband and wife, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591956 over the following parcel:
The Southeasterly 30 feet adjacent and contiguous to S.T.H. "96" of the following described:
A parcel of land located in the Northwest 1/4 of the Southeast 1/4, in the Northeast 1/4 of the Southeast 1/4, in the Southeast 1/4 of the Southeast 1/4 and in the Southwest 1/4 of the Southeast 1/4 of Section 7, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the South 1/4 corner of said Section 7; thence North 00° 16' 24" West, 1805.63 feet along the West line of the Southeast 1/4 of Section 7 to the Southeasterly line of the Wisconsin Public Service Right of Way; thence North 53° 25' 52" East, 155.47 feet along the Southeasterly line to the point of beginning; thence continuing North 53° 25' 52" East, 722.12 feet along said Southeasterly line; thence South 52° 00' 00" East, 1157.89 feet to the Northwesterly right of way line of S.T.H. "96" and the start of a 5696.58 foot radius curve; thence along the arc of said curve of said Northwesterly line on a chord which bears South 44° 37' 17" West, and is 610.60 feet in length to the termination of said curve; thence South 47° 45' 29" West, 85.44 feet along said Northwesterly line; thence North 52° 14' 33" West, 1265.15 feet to the point of beginning.
Part of Tax Key No: 130 042000

Schedule A – Page 11

PARCEL 16:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by EUGENE P. VAN ZEELAND AND MARION F. VAN ZEELAND to FOX ENERGY COMPANY, LLC, a Delaware limited liability company, it successors and assigns, recorded March 17, 2004, as Document No. 1602904 over the following parcel:
The South 30 feet adjacent and contiguous to Kelso Road and the Northwest 30 feet being parallel with and 77 feet at right angles to and Southeast of the centerline of Wisconsin Central Railroad of the following Parcel:
A parcel of land located in the Southeast 1/4 and Southwest 1/4 of the Northeast 1/4 of Section 7 and in the Southwest 1/4 of the Northwest 1/4 of Section 8, all in Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the East 1/4 corner of Section 7; thence South 89° 26' 58" West, 342.16 feet along the South line of the Northeast 1/4 to the point of beginning; thence continue South 89° 26' 58" West, 1095.08 feet along said line; thence North 53° 24' 13" East, 2229.81 feet along the Southeasterly line of 104 Deeds 593 (said line being parallel to and 77 feet at a right angle from the center line of the Fox River Valley Railroad) to the North line of the Southwest 1/4 of the Northwest 1/4 of Section 8; thence South 87° 27' 59" East, 430.46 feet along said line to the Westerly R/W line of S.T.H. "96"; thence South 32° 57' 27" West, 318.68 feet along said R/W to a found 3/4" iron rebar with D.O.T. cap; thence South 24° 47' 15" West, 49.82 feet along said R/W line; thence South 36° 53' 31" West, 832.11 feet along said R/W line to a set 3/4" iron rebar; thence North 51° 37' 02" West, 155.77 feet to a set 3/4" iron rebar; thence South 36° 28' 13" West, 27.31 feet to the Northwesterly corner of 475 Deeds 211; thence continue South 36° 28' 13" West, 493.03 feet (recorded as South 36° 20" West) along the Westerly lines of 475 Deeds 211 and 297 Deeds 331 to the South line of the Northeast 1/4 of Section 7 and the point of beginning.
LESS AND EXCEPTING lands dedicated to the public by Certified Survey Map No. 3924.
Part of Tax Key Nos. 130 039600 and 130 043603
PARCEL 17:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by CITY OF KAUKAUNA, a Wisconsin Municipal Corporation to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591958 over the following parcel:
The West 30 feet of the following Parcel:

Schedule A – Page 12

All that part of the Southeast 1/4 of the Northwest 1/4, lying North of S.T.H. "96", of Section 18, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin.
Part of Tax Key No: 130 048601
PARCEL 18:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by FOX VALLEY WOOD PRODUCTS, INC., to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded March 17, 2004, as Document No. 1602905 over the following parcel:
The Northwest 24 feet being parallel with and 77 feet at right angles to and Southeast of the centerline of Wisconsin Central Railroad of the following described Parcel:
A parcel of land located in the Northwest 1/4 of the Northwest 1/4 of Section 8, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the West 1/4 corner of Section 8; thence North 00° 00' 14" East, 1331.07 feet along the West line of Northwest of Section 8 to the South line of the Northwest of the Northwest of Section 8; thence South 87° 28' 20" East, 352.78 feet along said South line to the Southeasterly line of a 33 foot strip of land lying immediately adjacent to the Chicago and Northwestern Railroad right-of-way and to the point of beginning; thence North 53° 20' 35" East, 22.50 feet along said Southeasterly line; thence Northeasterly along the arc of a curve of said Southeasterly line having a radius of 3165.81 feet on a chord which bears North 46° 25' 36" East and is 762.47 feet in length; thence North 39° 30' 37" East, 313.34 feet along said Southeasterly line; thence along the arc of a curve of said Southeasterly line having a radius of 6600.00 feet on a chord which bears North 39° 37' 34" East and is 26.71 feet in length; thence South 65° 06' 49" East, 31.64 feet along the Northwesterly line of S.T.H. "96"; thence South 24° 53' 11" West, 272.63 feet along said Northwesterly line; thence South 33° 25' 02" West, 101.12 feet along said Northwesterly line; thence South 29° 42' 23" West, 238.03 feet along said Northwesterly line; thence South 18° 40' 27" West, 60.05 feet along said Northwesterly line; thence South 32° 57' 27" West, 26.38 feet along said Northwesterly line to the South line of the Northwest 1/4 of the Northwest 1/4 of Section 8; thence North 87° 28' 20" West, 429.98 feet along said South line to the point of beginning.
LESS AND EXCEPTING land conveyed to the State of Wisconsin Department of Transportation by Deed recorded as Document No. 1277003.
Part of Tax Key No: 130 043400
PARCEL 19:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by MICHAEL K. BOUDREAU AND ANGELA D. BOUDREAU, husband and wife, to FOX ENERGY COMPANY LLC, a Delaware limited

Schedule A – Page 13

liability company, its successors and assigns, recorded January 7, 2004, as Document No. 1594117 over the following parcel:
The Northwesterly 30.00 feet adjacent and contiguous to S.T.H. "96" of the following described parcel:
Lot 1 of Certified Survey Map No. 3737 recorded in Volume 20, on Page 3737, as Document No. 1365503.
Part of Tax Key No: 130 042203
PARCEL 20:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by RAYMOND E. AND KATHRYN M. SEIDL to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded January 7, 2004, as Document No. 1594118 over the following parcel:
The Southeasterly 30 feet adjacent and contiguous to S.T.H. "96" of the following described Parcel:
Lot 1 of Certified Survey Map No. 2078, in Volume 11 of Certified Survey Maps on Page 2078, as Document No. 1141044.
Part of Tax Key No: 322 102100
PARCEL 21:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by CARL R. ROSIN AND SANDRA M. ROSIN, husband and wife, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591954 over the following parcel:
The Southeasterly 30 feet adjacent and contiguous to S.T.H. "96" of the following described:
A parcel of land located in the Northwest 1/4 of the Southeast 1/4 and in the Southwest 1/4 of the Southeast 1/4 of Section 7, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, bounded and described as follows:
Commencing at the South 1/4 corner of said Section 7; thence North 00° 16' 24" West, 158.40 feet along the West line of the Southeast 1/4 of Section 7 to the North line of the land described in Jacket 10090, Image 1-4 and the point of beginning; thence continuing North 00° 16' 24" West, 1647.23 feet along said West line to the Southeasterly line of the Wisconsin Public Service Right of Way; thence South 52° 14' 33" East, 1280.76 feet to the Northwesterly line of S.T.H. "96"; thence South 47° 45' 29" West, 113.17 feet along said Northwesterly line; thence South 54° 15' 14" West, 100.66 feet along said Northwesterly line; thence South 44° 33' 19" West, 200.94 feet along said Northwesterly line to the start of a 7965.87 foot radius curve; thence along

Schedule A – Page 14

the arc of said curve of said Northwesterly line on chord which bears South 45° 01' 40" West and is 328.04 feet in length to the termination point of said curve; thence South 43° 50' 53" West, 473.56 feet along said Northwesterly line; thence South 50° 20' 17" West, 17.15 feet along said Northwesterly line to the North line of lands described in Jacket 10090, Image 1-4; thence South 89° 43' 36" West, 124.93 feet along said North line to the point of beginning.
Part of Tax Key No: 130 042200
PARCEL 22:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by MICHAEL D. DIETZEN to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded September 16, 2003, as Document No. 1576697 over the following parcel:
The Southeasterly 18 feet adjacent and contiguous to S.T.H. "96" of the following described parcel:
Lot 1 of Certified Survey Map No. 1809, recorded in Volume 10 of Certified Survey Maps on Page 1809, as Document No. 1106888.
EXCLUDING from the above description all that portion containing the existing septic system.
Part of Tax Key No: 130 042002
PARCEL 23:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by CITY OF KAUKAUNA, a Wisconsin Municipal Corporation, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591958 over the following parcels:
The South and East 30 feet of the following described Parcel:
Outlot 1 of Nature View Plat.
The Northeasterly 30 feet of the following Parcel:
Lot 2 of Nature View Plat.
The above described easement is to be extended Southeasterly through Nature View Court to the Northwesterly right-of-way line of S.T.H. "96".
The Southeasterly 30 feet of the following described parcel:
Part of Nature View Court as portrayed on Nature View Plat lying adjacent and contiguous to S.T.H. "96".

Schedule A – Page 15

The Southeasterly 25 feet of the following Parcel:
All of Lot 2 of Certified Survey Map No. 4466 recorded in Volume 24, on Page 4466, as Document No. 1511846, located in the Northeast 1/4 of the Northwest 1/4 of Section 18, Township 21 North, Range 19 East, in the City of Kaukauna, County of Outagamie, State of Wisconsin.
Part of Tax Key Nos.: 322 105300 and 322 104500
PARCEL 24:
Water Pipeline Easement for the benefit of Parcels 1 and 2 of the subject premises created by Water Pipeline Easement executed by CITY OF KAUKAUNA, a Wisconsin Municipal Corporation, to FOX ENERGY COMPANY LLC, a Delaware limited liability company, its successors and assigns, recorded December 18, 2003, as Document No. 1591958 over the following parcel:
The Southeasterly 30 feet adjacent and contiguous to S.T.H. "96" of the following described Parcel:
Beginning at a the quarter stake between Sections 7 and 18 and running thence North 8 rods and 40 links; thence East 6 rods and 40 links; thence along the West line of the Highway in a Southwesterly direction 11 rods to the place of beginning, being a triangular lot and containing about 22/100 acres of land, all in Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin.
LESS AND EXCEPTING that portion of the above described property conveyed to the State of Wisconsin Department of Transportation for highway purposes as recorded in Jacket 3481, Image 37 in the Outagamie County Registry more fully described as follows:
All that land of the owner in the Northeast 1/4-Northwest 1/4, Section 18, and the Southeast 1/4-Southwest 1/4 and Southwest 1/4-Southeast 1/4, Section 7, Township 21 North, Range 19 East, in the Town of Kaukauna, County of Outagamie, State of Wisconsin, lying within the following described traverse:
Beginning at a point on the South Section line 29.96 feet North 89° 13' 04" West of the South 1/4 corner of said Section 7; thence North 39° 26' 00" East, 135.60 feet; thence North 50° 20' 17" East, 101.59 feet; thence South 46° 04' 20" East, 33.00 feet to the S.T.H. "96" reference line; thence South 43° 55' 40" West along said line 39.06 feet; thence Southwesterly along the arc of a 2864.79 foot radius curve to the left, 291.74 feet; thence 38° 05' 35" West, 369.20 feet; thence North 51° 54' 25" West, 33.00 feet; thence North 34° 39' 34" East, 200.36 feet; thence North 39° 26' 00" East, 267.89 feet to the point of beginning.
FURTHER LESS AND EXCEPTING the following described parcel:
Lot 1 of Certified Survey Map No. 2078 filed November 21, 1994, in Volume 11, Page 2078, as Document No. 1141044.

Schedule A – Page 16

Part of Tax Key No: 130 042201
* * *
Fox Energy Center—Buffer Property:
Lot One (1) of Certified Survey Map No. 5054 filed in Register of Deeds for Outagamie County, Wisconsin in Vol. 28 Certified Survey Maps, Page 5054 as Doc. No. 1655233; being part of the fractional Northwest Quarter (Frac. NW ¼) and Outlot One (1) of Certified Survey Map No. 4665 as Doc. No. 1579308; all in Section Four (4), Township Twenty-One (21) North, Range Nineteen (19) East, in the Village of Wrightstown, Outagamie County, Wisconsin.
Tax Parcel Number: 300015500
* * *
VILAS COUNTY:
Otter Rapids Hydro Property:
All that part of the town road known as Cloverland Drive lying North of the right bank of the Wisconsin River and South of the Southerly right of way of State Highway 70, being part of Government Lot Seven (7), Section Thirty-six (36), Township Forty (40) North, Range Nine (9) East, in the Town of Cloverland, Vilas County, Wisconsin, described as follows:
Commencing at the Southwest corner of said Section 36 marked by a concrete monument; thence North 03 deg. 21 min. 39 sec. East a distance of 1121.68 feet to a point on the Westerly right of way line of Cloverland Drive near the right bank of the Wisconsin River, the point of beginning; thence along said Westerly right of way line as follows: North 18 deg. 47 min. 39 sec. East a distance of 11.74 feet, along a curve to the left having a radius of 67.00 feet, an arc length of 24.24 feet, being subtended by a chord bearing North 08 deg. 25 min. 54 sec. East a distance of 24.10 feet, North 01 deg. 55 min. 51 sec. West a distance of 319.87 feet to the Southerly right of way line of State Highway 70; along said Southerly right of way line South 85 deg. 37 min. 46 sec. East a distance of 66.40 feet to the Easterly right of way line of Cloverland Drive; thence along said Easterly right of way line as follows: South 01 deg. 55 min. 51 sec. East a distance of 52.49 feet, South 11 deg. 53 min. 43 sec. East a distance of 94.19 feet, South 02 deg. 19 min. 48 sec. East a distance of 94.62 feet, along a curve to the right having a radius of 480.66 feet, an arc length of 89.41 feet, being subtended by a chord bearing South 03 deg. 24 min. 36 sec. West a distance of 89.28 feet, South 16 deg. 38 min. 20 sec. West a distance of 46.76 feet to a point near the right bank of the Wisconsin River; thence along said river bank North 71 deg. 12 min. 21 sec. West a distance of 72.97 feet to the point of beginning, including the lands lying between the meanderline and the ordinary high water mark of the Wisconsin River.
Tax Parcel Number: PART OF 006-1149
* * *

Schedule A – Page 17

STATE OF MICHIGAN
MENOMINEE COUNTY:
None.
* * *
STATE OF IOWA
HOWARD COUNTY:
None.
* * *
[Schedule A.1 follows this page.]

Schedule A – Page 18

SCHEDULE A.1

Part of the Southeast One Quarter of the Northwest One Quarter (SE-NW) of Section 25, Township 35 N, Range 05 East, Town of Wilson, Lincoln County, Wisconsin

Exhibit A

Parcel #: 032-3505-252-9995

N W E S

Feet 0 50 100 200

WPS Wisconsin Public Service

Date: 2/12/2013

NW-NW
NE-NW
NW-NE
HILLSIDE RD
SW-NW
SE-NW
SW-NE
25
NW-SW
NE-SW
NW-SE
Legend
Project Boundary
Easement Area (7.856 ac.)

Schedule A.1 – Page 1